UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 12/27/2021

AMERICAN METALS RECOVERY AND RECYCLING INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	000-56318	27-2262066
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3736 Bee Cave Rd Suite 1164 Austin, TX		78745
(Address of principal executive offices)		(zip code)

Registrant’s Telephone Number, Including Area Code: 956 466 5424

7119 West Sunset Boulevard, Los Angeles, California

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AMRR	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

On December 20, 2021 Multiband Global Resources, LLC, a Delaware limited liability company ("Multiband”) closed on the acquisition of 7,923,230 common shares and 600,000 preferred shares (the “Acquisition”) of American Metals Recovery and Recycling, Inc, a Nevada corporation (the "Company") pursuant to the terms of the Stock Purchase Agreement dated December 3, 2021 (the "Purchase Agreement"), by and among Multiband and Company. As a result, the Company is now largely held by Multiband. Multiband is wholly owned by sole board member James Frinzi and managed by James Frinzi as Chief Executive officer. James Frinzi has assumed the role of Sole Manager of the Company.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction to this Current Report on Form 8-K (the "Introduction") is incorporated into this Item 2.01 by reference.

At the Closing of the Acquisition 7,923,230 shares of common stock (“Common Stock”) and 600,000 shares of preferred stock (“Preferred Stock”) of the Company (the collectively "the Shares") issued and outstanding immediately prior to the Closing were cancelled and extinguished and converted into the right to receive cash in an amount equal to Five Hundred Thousand US Dollars ($500,000) without interest thereon (the "Purchase Price").

Item 5.01 Changes in Control of Registrant.

The information set forth in the Introduction and under Item 2.01 is incorporated into this Item 5.01 by reference.

As a result of the Acquisition, a change in control of the Company occurred, and the Company became a subsidiary of Multiband The total amount of funds necessary to complete the Merger and the related transactions was approximately Five Hundred Thousand US Dollars $500,000.

Item 5.06 Change in Shell Company Status

The Company’s purpose is to seek, investigate, and if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms or which desire to seek the perceived advantages of an issuer who has complied with the Exchange Act. The Company will not restrict its search to any specific business, industry, or geographical location and the Company may participate in a business venture of virtually any kind or nature and we have not established any particular criteria upon which we consider a business opportunity. This discussion of the proposed business herein is purposefully general and is not meant to be restrictive of the Company’s virtually unlimited discretion to search for any enter into potential business opportunities.

The Company expects to execute multiple engagements and commercial transactions in Q1 2022 and has several more in the pipeline. Based on the forgoing information, we believe that we are no longer a “shell company” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

FORM 10 INFORMATION

Item 5.06 Form 8-K states that if the registrant was a shell company before transactions changing the status of a shell company then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the registrant is providing the information that would be included in a Form 10 which information is described in the Company’s Form 10 filed with the SEC on August 2, 2021 and is hereby incorporated by reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN METALS RECOVERY AND RECYCLING, INC.
(Registrant)
Date	12/27/2021
(Signature)*
James Frinzi
Sole Manager

*Print name and title of the signing officer under his signature.